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                                                                   EXHIBIT 10.27


                               AMENDMENT TO THE
                  EVEREN CAPITAL CORPORATION 1995 STOCK PLAN


                                R E C I T A L S
                                ---------------

     WHEREAS, EVEREN Capital Corporation (the Company) established the EVEREN Capital Corporation 1995 Stock Plan (the "Plan") effective as of the later of
(a) the date of its adoption by the Company's Board of Directors (the "Board"), or (b) the date it was approved by the stockholders of the Company (pursuant to Section 20 of the Plan) (the "Effective Date"); and

     WHEREAS, Section 18 of the Plan permits the Board to adopt any amendment to the Plan deemed necessary even if it materially increases benefits accruing to Participants under the Plan so long as the Board obtains the approval of the holders of a majority of the shares of the Company present at a stockholders' meeting; and

     WHEREAS, the Board wishes to adopt an amendment to the Plan which will materially increase benefits accruing to Participants under the Plan and the desired amendment has been approved by a majority of the shares of the Company present at a stockholders' meeting.

     NOW, THEREFORE, the Plan is hereby amended and modified, effective as of the Effective Date, as follows:

     1. Paragraph (a) of Section 7 of the Plan is hereby deleted and the following is substituted in its stead:

          "(a) Option Period. Unless the Committee specifies otherwise in the provisions of any Award, each NSO will expire as of the earliest of:

               (i)    the date on which it is forfeited under the provisions of
                      Section 13;

               (ii)   ten (10) years from the Award Date;

               (iii) three (3) months after the Participant's termination of employment with the Company and its parent and Subsidiaries for any reason other than death, Disability or normal retirement (being defined as termination of the Participant's employment from both the Company and the industry after (A) attaining age sixty-five (65) or (B) attaining age fifty-five (55) and having been employed by the Company or any predecessor of the Company for ten (10) or more years ("Normal Retirement");

               (iv) three (3) years after the Participant's Normal Retirement or Disability;

               (v)    twelve (12) months after the Participant's death; or

               (vi) any other date (within the limits of the Code) specified by the Committee in the Participant's Award when the NSO is granted."

     2. Except as modified in this amendment, the Plan shall remain in full force and effect.